Adit EdTech Acquisition Corp. Announces Receipt of Notice of Late Filing from NYSE

NEW YORK, May 28, 2021— Adit EdTech Acquisition Corp. (the “Company”) announced today it that received a notice from the New York Stock Exchange (the “NYSE”) indicating that the Company is not in compliance with Section 802.01E of the NYSE Listed Company Manual as a result of its failure to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 (the “Form 10-Q”) with the Securities and Exchange Commission (the “SEC”).

The NYSE informed the Company that, under NYSE rules, the Company will have six months from May 24, 2021 to file the Form 10-Q with the SEC. The Company can regain compliance with the NYSE listing standards at any time prior to that date by filing its Form 10-Q. If the Company fails to file the Form 10-Q before the NYSE’s compliance deadline, the NYSE may grant, at its sole discretion, an extension of up to six additional months for the Company to regain compliance, depending on the specific circumstances. The notice from the NYSE also notes that the NYSE may nevertheless commence delisting proceedings at any time if it deems that the circumstances warrant.

As the Company previously reported in its Form 12b-25 filed with the SEC on May 18, 2021, on April 12, 2021, the SEC issued “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” (the “Staff Statement”). As a result of the Staff Statement, the Company’s management is reevaluating the accounting treatment of the (i) redeemable warrants that were included in the units issued by the Company in its initial public offering, and (ii) the redeemable warrants that were issued in a private placement. The Company is continuing to review the impacts of the Staff Statement on the Company’s unaudited financial statements for the quarterly period ended March 31, 2021 and is working diligently to complete the Form 10-Q as soon as practicable with the intention of regaining compliance.

About Adit EdTech Acquisition Corp.

Adit EdTech Acquisition Corp. is a newly organized blank check company incorporated in Delaware for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

Our sponsor, Adit EdTech Sponsor, LLC, a Delaware limited liability company, is an affiliate of Adit Ventures, LLC, a Delaware limited liability company, an investment adviser whose principals have combined investment experience of over 150 years and a track record of value creation in portfolio companies operating in the public markets. While we may pursue an acquisition opportunity in any business industry or sector, we intend to focus our search for target businesses in the education, training and edtech industries.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission on January 11, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from EarlyBirdCapital, Inc., 366 Madison Avenue, 8th Floor, New York, NY 10017, Attn: Syndicate Department, 212-661-0200.

Forward Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Adit EdTech Acquisition Corp. Contact:

John J. D’Agostino

Chief Financial Officer

dagostino@aditedtech.com